[EMULEX GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE

Investor Contact:  Michael J. Rockenbach       Press Contact:  Robin Austin
                   Chief Financial Officer                     Director, Public
                   (714) 885-3695                                Relations
                                                               (714) 885-3462


                Emulex Corporation to Acquire Sierra Logic, Inc.

     Acquisition Expands Company's Position in Embedded Storage Components
            Market and Delivers End-to-End Multi-Protocol Solutions

                ------------------------------------------------

     COSTA MESA, Calif. and ROSEVILLE, Calif., August 29, 2006 - Emulex Corporation (NYSE:ELX) and Sierra Logic, Inc. announced today the two companies have signed a definitive agreement whereby Emulex will acquire Sierra Logic, Inc., a leading provider of embedded ASIC components and firmware solutions for enterprise storage systems.

     The acquisition of Sierra Logic expands Emulex's position in the market for embedded multi-protocol storage products. Sierra Logic's current product portfolio, which includes embedded bridges and routers, enables connectivity of low-cost Serial Advanced Technology Attachment (SATA) disk drives within Fibre Channel-based enterprise storage systems. Further, these products are deployed by the world's leading OEMs in conjunction with Emulex's existing InSpeed embedded switches and I/O Controller (IOC) products to provide a fully complementary embedded end-to-end solution.

     "This acquisition solidifies Emulex's embedded multi-protocol strategy and is another critical step toward becoming the market leader in the end-to-end embedded storage components market. The expansion of our embedded product portfolio also provides incremental revenue opportunities and we believe extends Emulex's addressable market for embedded storage components to more than $800 million, and the Company's total available market to $2.7 billion by 2009," said Paul Folino, Chairman and CEO of Emulex. "Further, it builds upon our prior acquisition of embedded switch supplier, Vixel, as well as our joint development efforts with Intel. Together, Emulex and Sierra Logic will provide our OEM customers with embedded solutions for the full range of enterprise server and storage systems."

     Under the terms of the agreement, Emulex will acquire Sierra Logic for a transaction value of up to approximately $180 million in cash, assumed debt and assumed Sierra Logic stock options, plus employee equity incentive compensation. The board of directors and shareholders of Sierra Logic have approved the acquisition and it is expected to be complete on or near September 30, 2006, subject to certain closing conditions. Sierra Logic consists of approximately 70 employees, primarily engineers based in Roseville, California.

     Emulex will incur charges associated with the acquisition of Sierra Logic, including additional stock-based compensation, amortization of intangibles and in-process research and development. However, as the valuation and the purchase allocation have not been finalized for the previously announced Aarohi acquisition, and pending the completion of the Sierra Logic acquisition, Emulex is unable to predict the impact on its GAAP earnings per share for fiscal 2007 at this time. Given the expected timing of the closing of the acquisition, the Non-GAAP impact is expected to be immaterial for the September quarter. For the December quarter, the Sierra Logic acquisition is expected to contribute an incremental $8-$10 million in revenues, and the Non-GAAP impact to diluted earnings per share is expected to be neutral.

     "The solid customer base and product portfolio that Sierra Logic brings to Emulex enables delivery of end-to-end embedded storage solutions that address our OEM customers' tiered storage strategies," said Bob Whitson, CEO of Sierra Logic. "Emulex's market-leading InSpeed embedded switch products and multi-protocol IOCs, coupled with Sierra Logic's innovative embedded bridges and routers, along with additional technology solutions currently under development, bring unique synergies and benefits to our mutual customers."

     Sierra Logic's embedded bridges and routers enable integration of low-cost SATA disk drives into enterprise storage systems, delivering cost-effective, high-performance, and high-capacity storage innovations to the enterprise market. With multiple design wins spanning a top-tier OEM customer base including Engenio, Hitachi, Network Appliance, NEC, Sun Microsystems and Xyratex, Sierra Logic products are in production today and recently achieved a two-million SATA ports shipped milestone - further validating the rapid adoption of SATA-based storage systems.

     Sierra Logic comes to Emulex with a strong management team that has deep expertise in silicon development spanning end-to-end storage systems, and a proven track record in providing component technology to market leading storage OEMs. Additional details and financial information related to the acquisition will be shared during a webcast conference call scheduled for today at 2pm Pacific time. Visit the Emulex website at www.emulex.com for details.

About Sierra Logic, Inc.

     Sierra Logic, Inc. has developed a sophisticated set of silicon storage products best described as "intelligent I/O solutions", which significantly improve management and reliability of storage systems while significantly lowering overall cost. Sierra Logic's focus is to provide leading-edge solutions which ease technology transitions for enterprise storage OEMs. Headquartered in Roseville, California, Sierra Logic can be reached at: info@sierralogic.com, www.sierralogic.com, and 916.772.1234.


About Emulex

     Emulex Corporation is the most trusted name in storage networking connectivity. The world's leading server and storage providers rely on Emulex award-winning HBAs, embedded storage switching and I/O controller products to build reliable, scalable and high performance storage solutions. Emulex ranked number 19 in the Deloitte 2005 Technology Fast 50 and is listed on the New York Stock Exchange (NYSE:ELX). Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

EMULEX | We network storage

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. These forward-looking statements include the estimate of total available market, the effect of the Sierra Logic acquisition on the company's revenues and earnings per share, the ability of the company to leverage Sierra Logic technology, and anticipated customer benefits. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include the ability to close the transaction as proposed and to realize the anticipated benefits on a timely basis or at all, and the company's ability to integrate the technology, operations and personnel of Sierra Logic into its existing operations in a timely and efficient manner. Additional factors that could affect future results include the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; fluctuation in the growth of embedded storage component market; changes in economic conditions or changes in end-user demand for technology solutions; fluctuations or delays in customer orders; the highly competitive nature of the markets for Emulex's products; Emulex's ability to gain market acceptance for its products; the company's ability to attract and retain skilled personnel; the company's reliance on third-party suppliers. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are also discussed in the company's filings with the Securities and Exchange Commission, including its recent filings on 10-K and 10-Q under the caption "Risk Factors."


This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.



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